Exhibit 7

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
NEW YORK
City
NY
10005
State
Zip Code
FDIC Certificate Number: 00623
FFIEC 031

RC-1
Consolidated Report of Condition for Insured Banks and Savings Associations for March 31, 2015
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC—Balance Sheet
Dollar Amounts in Thousands RCFD Tril | Bil | Mil | Thou
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1) 0081 137,500 1.a
b. Interest-bearing balances (2) 0071 17,666,000 1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A) 1754 0 2.a
b. Available-for-sale securities (from Schedule RC-B, column D) 1773 0 2.b
3. Federal funds sold and securities purchased under agreements to resell: RCON
a. Federal funds sold in domestic offices B987 0 3.a
RCFD
b. Securities purchased under agreements to resell (3) B989 18,407,000 3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale 5369 0 4.a
b. Loans and leases, net of unearned income B528 16,759,500 4.b
c. LESS: Allowance for loan and lease losses 3123 24,000 4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) B529 16,735,500 4.d
5. Trading assets (from Schedule RC-D) 3545 77,5005
6. Premises and fixed assets (including capitalized leases) 2145 17,5006
7. Other real estate owned (from Schedule RC-M) 2150 07
8. Investments in unconsolidated subsidiaries and associated companies 2130 08
9. Direct and indirect investments in real estate ventures 3656 0 9
10. Intangible assets:
a. Goodwill 3163 0 10.a
b. Other intangible assets (from Schedule RC-M) 0426 38,000 10.b
11. Other assets (from Schedule RC-F) 2160 628,000 11
12. Total assets (sum of items 1 through 11) 2170 53,707,000 12
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank FFIEC 031
FDIC Certificate Number: 00623 Page 16a of 84
RC-1a
Schedule RC—Continued
Dollar Amounts in Thousands
RCON Tril | Bil | Mil | Thou
Liabilities
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I) 2200 41,933,000 13.a
(1) Noninterest-bearing (4) 6631 24,928,000 13.a.1
(2) Interest-bearing 6636 17,005,000 13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs RCFN
(from Schedule RC-E, part II) 2200 0 13.b
(1) Noninterest-bearing 6631 0 13.b.1
(2) Interest-bearing 6636 0 13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase: RCON
a. Federal funds purchased in domestic offices (5) B993 1,287,000 14.a
RCFD
b. Securities sold under agreements to repurchase (6) B995 0 14.b
15. Trading liabilities (from Schedule RC-D) 3548 34,000 15
16. Other borrowed money (includes mortgage indebtedness and obligationsunder capitalized leases) (from Schedule RC-M) 3190 59,000 16
17. and 18. Not applicable
(4) Includes noninterest-bearing demand, time, and savings deposits.
(5) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(6) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS FFIEC 031
Legal Title of Bank Page 17 of 84
FDIC Certificate Number: 00623 RC-2
Schedule RC—Continued
Dollar Amounts in Thousands RCFD Tril | Bil | Mil | Thou
Liabilities—Continued
19. Subordinated notes and debentures (1) 3200 0 19
20. Other liabilities (from Schedule RC-G) 2930 1,508,000 20
21. Total liabilities (sum of items 13 through 20) 2948 44,821,000 21
22. Not applicable
Equity Capital
Bank Equity Captal
23. Perpetual preferred stock and related surplus 3838 0 23
24. Common stock 3230 2,127,500 24
25. Surplus (excludes all surplus related to preferred stock) 3839 594,000 25
26. a. Retained earnings 3632 6,055,000 26.a
b. Accumulated other comprehensive income (2) B530 -2,500 26.b
c. Other equity capital components (3) A130 0 26.c
27. a. Total bank equity capital (sum of items 23 through 26.c) 3210 8,774,000 27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries 3000 112,000 27.b
28. Total equity capital (sum of items 27.a and 27.b) G105 8,886,000 28
29. Total liabilities and equity capital (sum of items 21 and 28) 3300 53,707,000 29
Memoranda
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2014 RCFD 6724 2 Number M.1
1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank 4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
2 = Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately) 5 = Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6 = Review of the bank’s financial statements by external auditors
7 = Compilation of the bank’s financial statements by external auditors
3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm. 8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work
To be reported with the March Report of Condition. RCON MMDD
2. Bank’s fiscal year-end date 8678 1231 M.2
(1) Includes limited-life preferred stock and related surplus.
(2) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.
(3) Includes treasury stock and unearned Employee Stock Ownership Plan shares.